Exhibit 99.1

For Immediate Release

Press Contacts:

Eric Ruff	Casey Clark
Engility Holdings, Inc.	FTI Consulting
(703) 375-6463	(202) 346-8844
eric.ruff@engilitycorp.com	casey.clark@fticonsulting.com

Engility Holdings, Inc. Begins First Day of Operations as a

Publicly-Traded Company

Government Services Company to Pursue Significant Opportunities Created by its

Spin-Off from L-3 Communications

Chantilly, VA, July 18, 2012 — Engility Holdings, Inc. (NYSE: EGL) today announced the completion of its spin-off from L-3 Communications Holdings, Inc. and initiated operations as an independent, leading provider of global professional and technical services for the U.S. government. The pure-play services company, with estimated sales of $1.6 billion for 2012 and approximately 9,000 employees worldwide, plans to enhance its 40-year heritage to leverage its broad portfolio of service capabilities and pursue new independent growth opportunities.

“Regular way” trading of Engility’s shares on the New York Stock Exchange will commence on July 18, 2012 under the ticker symbol “EGL”.

Engility provides a highly-specialized work force with core offerings in SETA (Systems Engineering and Technical Assistance) Support, Professional Services, Education and Training, Operational Support, Logistics, Linguistics, and International Capacity Development.

“Today is a significant inflection point for our company, and we expect our independence to provide access to substantial opportunities we were previously constrained from pursuing by organizational conflicts of interest under L-3,” said Tony Smeraglinolo, President and CEO of Engility. “I am excited about these new opportunities because they will allow Engility employees to do what they do better than anyone else – provide highly specialized support for our clients’ missions, whenever, wherever they need us, in a cost-effective manner. And we will do this with an uncompromising commitment to results that are achieved with integrity, efficiency and agility.”

Joining Mr. Smeraglinolo to implement Engility’s strategy for growth is a world-class executive team with extensive industry credentials and strong operating skills:

•	Michael Alber, Senior Vice President and Chief Financial Officer

•	John Heller, President, Professional Services Group

•	John Craddock, President, Mission Support Services

•	Thomas Miiller, Senior Vice President, General Counsel and Corporate Secretary

•	Craig Reed, Senior Vice President, Strategy and Corporate Development

•	Randall Redlinger, Vice President, Business Operations

•	Michael Dallara, Vice President, Administration

•	Thomas Murray, Vice President, Human Resources

For additional information about Engility, including details about the members of the company’s Board of Directors, please see Engility’s website at www.engilitycorp.com.

About Engility Corporation

Engility is a pure-play Government Services contractor providing highly-skilled personnel wherever, whenever they are needed, in a cost effective manner. Headquartered in Chantilly, VA, Engility is a leading provider of systems engineering services, training, program management, and operational support for the U.S. government worldwide, with approximately 9,000 employees worldwide and projected sales of $1.6 billion for 2012.

To learn more about Engility, please visit the company’s website at www.engilitycorp.com. You can also find on the website a copy of the company’s Form 10 Registration Statement, as filed with the Securities and Exchange Commission, which contains detailed business and financial information regarding Engility.

FORWARD-LOOKING STATEMENTS

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the spin-off of Engility from L-3 Communications Holdings, Inc., the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the companies, future strategic plans and other statements that describe Engility’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include, but are not limited to: the sale of Engility’s shares by some L-3 Communications Holdings, Inc. shareholders after the distribution because Engility’s business profile and market capitalization may not fit their investment objectives; changes in the U.S. Department of Defense budget levels and procurement priorities; actual or anticipated fluctuations in Engility’s operating results due to factors related to Engility’s business wins and losses on contract recompetitions and new business pursuits; success or failure of Engility’s business strategy; Engility’s quarterly or annual earnings, or those of other companies in Engility’s industry; Engility’s ability to obtain financing as needed; announcements by Engility or Engility’s competitors of significant acquisitions or dispositions; changes in accounting standards, policies, guidance, interpretations or principles; the failure of securities analysts to cover Engility’s common stock after the spin-off; changes in earnings estimates by securities analysts or Engility’s ability to meet those estimates; the operating and stock price performance of other comparable companies; investor perception of Engility and the defense industry, including changing priorities or reductions in the U.S. Government defense budget; the availability of government funding and changes in customer requirements for Engility’s products and services; natural or environmental disasters that investors believe may affect us; overall market fluctuations; fluctuations in the budget of federal, state and local governmental entities around the world; results from any material litigation or government investigation; changes in laws and regulations affecting Engility’s business; general economic conditions and other external factors; and other factors in the Information Statement included in Engility’s Registration Statement on Form 10 filed with the Securities and Exchange Commission. In addition, there are risks and uncertainties relating to the spin-off of Engility, including whether the transactions will result in any tax liability, the operational and financial profile of Engility or any of its businesses after giving effect to the spin-off transaction, and the ability of the business to operate as an independent entity. The forward-looking statements speak only as of the date made, and Engility undertakes no obligation to update these forward-looking statements.

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